ALL CONSENTS TO BE REVISED

                                                                  Exhibit 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

Henry Schein, Inc.
Melville, New York

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Henry Schein, Inc. (the "Company") on Form S-3 of our reports dated February 27, 1998 appearing in the Company's Annual Report on Form 10-K and 10-K/A for the year ended December 27, 1997 and dated February 27, 1998 (except for Note 7, which is as of August 14,
1998) appearing in Form 8-K dated November 24, 1998, relating to the consolidated financial statements and schedule of the Company and of our report dated January 30, 1998 (except for Note 13, as to which the date is March 20, 1998) relating to the financial statements of HS Pharmaceutical, Inc. appearing in the Company's Annual Report on Form 10-K and 10K-A for the year ended December 27, 1997.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York

November 24, 1998

                                     II-8